SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
January 18, 2007
FIDELITY SOUTHERN CORPORATION
(Exact name of registrant as specified in its charter)

Georgia	No. 000-22374	No. 58-1416811

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3490 Piedmont Road, Suite 1550

Atlanta, Georgia 30305
(Address of principal executive offices)
Registrant’s telephone number, including area code:
(404) 639-6500
Not applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On January 18, 2007, Fidelity Southern Corporation (“Fidelity”) and Fidelity Bank, a wholly owned subsidiary of Fidelity (the “Bank”) entered into an employment agreement with James B. Miller, Jr. as Chairman and Chief Executive Officer of Fidelity and the Bank for a three-year period commencing January 1, 2007. The employment agreement provides for an annual base salary of $600,000 per year and incentive compensation. The Compensation Committee has determined that in 2007 Miller will be eligible for 20% of base compensation as incentive compensation, or such amount as may be determined by the Compensation Committee. The Compensation Committee will evaluate Fidelity's and Miller's 2007 performance relative to defined financial and non-financial measurements, goals and objectives, and such other measures and modifications as the Compensation Committee, in its sole discretion, may consider in the determination of incentive compensation to be paid for 2007. The employment agreement between Fidelity, the Bank, and Miller is attached as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.
     Also on January 18, 2007, Fidelity and the Bank entered into an employment agreement with H. Palmer Proctor as President of Fidelity and the Bank for a three-year period commencing January 1, 2007. The employment agreement provides for an annual base salary of $360,000 per year and incentive compensation. The Compensation Committee has determined that in 2007 Proctor will be eligible for 20% of base compensation as incentive compensation, or such amount as may be determined by the Compensation Committee. The Compensation Committee will evaluate Fidelity's and Proctor's 2007 performance relative to defined financial and non-financial measurements, goals and objectives, and such other measures and modifications as the Compensation Committee, in its sole discretion, may consider in the determination of incentive compensation to be paid for 2007. The employment agreement between Fidelity, the Bank, and Proctor is attached as Exhibit 10.2 to this Form 8-K and is incorporated herein by reference.
     On January 18, 2007, Fidelity and the Bank entered into an incentive compensation agreement with B. Rodrick Marlow, Chief Financial Officer of Fidelity, which provides for incentive compensation in the year 2007. The Compensation Committee has determined that in 2007 Marlow will be eligible for 20% of base compensation as incentive compensation, or such amount as may be determined by the Compensation Committee. The Compensation Committee will evaluate Fidelity's and Marlow's 2007 performance relative to defined financial and non-financial measurements, goals and objectives, and such other measures and modifications as the Compensation Committee, in its sole discretion, may consider in the determination of incentive compensation to be paid for 2007. In addition, the Board of Directors of Fidelity and the Bank approved an increase in the annual base salary to be paid Mr. Marlow. Effective January 1, 2007, the annual base salary to be paid Mr. Marlow is increased to $240,000 per year. The incentive compensation agreement between Fidelity, the Bank, and Marlow is attached as Exhibit 10.3 to this Form 8-K and is incorporated herein by reference.
     Also on January 18, 2007, Fidelity and the Bank entered into an incentive compensation agreement with David Buchanan, Vice President of Fidelity, which provides for incentive compensation in the year 2007. The Compensation Committee has determined that in 2007 Buchanan will be eligible for 20% of base compensation as incentive compensation, or such amount as may be determined by the Compensation Committee. The Compensation Committee will evaluate Fidelity's and Buchanan's 2007 performance relative to defined financial and non-financial measurements, goals and objectives, and such other measures and modifications as the Compensation Committee, in its sole discretion, may consider in the determination of incentive compensation to be paid for 2007. In addition, the Board of Directors of Fidelity and the Bank approved an increase in the annual base salary to be paid Mr. Buchanan. Effective January 1, 2007, the annual base salary to be paid Mr. Buchanan is increased to $260,000 per year. The incentive compensation agreement between Fidelity, the Bank, and Buchanan is attached as Exhibit 10.4 to this Form 8-K and is incorporated herein by reference.

ITEM 9.01	Financial Statements and Exhibits

Exhibit No.	Description
10.1	Employment Contract for James B. Miller Jr.
10.2	Employment Contract for H. Palmer Proctor, Jr.
10.3	Incentive Compensation Plan for B. Rodrick Marlow
10.4	Incentive Compensation Plan for David Buchanan

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/ B. Rodrick Marlow
B. Rodrick Marlow
Chief Financial Officer

January 19, 2007

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